SCHEDULE 14A
                     (RULE 14A-101)

              INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the registrant /X/

Check the appropriate box:
/X/ Definitive proxy statement

The Turner Corporation
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box)
/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i), or 14a-6(j)(2).

THE TURNER CORPORATION

Notice of Annual Meeting of Stockholders

May 9, 1997

     The Annual Meeting of Stockholders of The Turner
Corporation will be held on Friday, May 9, 1997, at 11:00
A.M. Eastern Daylight Saving Time, in the 13th Floor
Boardroom at the American Stock Exchange, 86 Trinity Place,
New York, New York, for the following purposes:

          1.   To elect two directors;

          2.   To transact such other business as may
properly come before the meeting or any adjournment.

     Stockholders of record at the close of business on March 24, 1997 will be entitled to vote at the meeting.


                                        SARA J. GOZO
                                        Secretary

March 31, 1997

     Each stockholder's vote is important. In order to vote,
date, sign and return promptly the enclosed proxy in the
accompanying reply envelope. Stockholders who attend the
Annual Meeting may vote at the meeting even if they have
sent in a proxy.
     THE TURNER CORPORATION   375 Hudson Street   New York,
New York  10014     Proxy Statement ANNUAL MEETING OF STOCKHOLDERS
 May 9, 1997 This Proxy
Statement is being furnished beginning March 31, 1997, in connection with the solicitation of proxies for use at the 1997 Annual Meeting of Stockholders of The Turner
Corporation to be held at the time and place and for the purposes set forth in the attached notice.

     ELECTION OF DIRECTORS


          The Company's directors who are elected by the holders of the Common Stock (voting together with the holders of the Company's Series B ESOP Convertible Preferred Stock) are divided into three classes. They serve three year terms, with the directors in one class being elected each year.The holder (or holders) of the Company's Series C 8.5% Convertible Preference Stock ("Series C Preferred Stock") have the right to elect three directors, who are in addition to the directors elected by the holders of the Common Stock and the Series B ESOP Convertible Preferred Stock.

          At the 1997 Annual Meeting two directors are to be elected. Election of a director requires a plurality of the votes cast. Because no minimum vote is required, shares which are present at the meeting but are not voted (whether due to abstentions or otherwise) will not directly affect the outcome of the election.

          The Board of Directors' nominees for the two directorships, the directors who will continue in office and the directors expected to be elected by the holders of the Corporation's Series C Preferred Stock are as follows:


                                                   Served as
                                                 Director Since       Term
Name and Age        Principal Occupation            or During        Will
                 and Other Directorships           the Period      Expire

Nominees for election as directors to serve until 2000:

Walter G. Ehlers, 64                                   1985         2000
                 Retired President, Chief Operating
                   Officer and Trustee,Teachers
                   Insurance and Annuity Association
                   and College Retirement Equities
                   Fund, 1984-88; Director of  Neuberger
                   & BermanAdvisors Management Trust;
                   Trustee of China Medical Board of New York, Inc.

John O. Whitney, 69                                   1988           2000
                  Professor and Executive Director,
                  The Deming Center forQuality Management,
                  Columbia Business School; Director of
                  Atchison Castings; Church & Dwight Co., Inc.

Directors who will continue in office:

Ellis T. Gravette, Jr., 71
                                                      1981           1999
                 (1)Chairman and Chief Executive
                 Officer, The Turner Corporation;
                 President, Ardath Associates, Inc.,
                 1986-1996;Retired Chairman of the
                 Board and ChiefExecutive Officer,
                 The Bowery Savings Bank1981-86;
                 Director of MidFirst Bank, SSB

Leif Lomo, 67
                                                      1992           1998
                 Former President, Marley Pump Company,
                 1994-1995 ;Retired Chairman and Chief
                 Executive Officer, A.B.Chance Company;
                 Director of Young Broadcasting Inc.
                 and Mercantile Bank of Boone County

Charles H. Moore, Jr., 67
                                                      1990           1999
                 Director of Athletics, Cornell
                 University; Chairman
                 and Chief Executive Officer,
                 Xpander Pak, Inc.(protective packaging);
                 Executive Vice President,Illinois
                 Tool Works, Inc., 1991-92; President and
                 Chief Executive Officer, Ransburg Corporation
                 (subsidiary of Illinois Tool Works, Inc.),
                 1988-92;Director of Elcotel, Inc.;
                 United States Olympic Committee

Harold J. Parmelee, 59
                                                     1988           1998
                 President, The Turner Corporation

Gordon A. Walker, 69
                                                     1984           1999
                 Chairman and Chief ExecutiveOfficer,
                 Hollinee Inc.;Former Chairman, President and Chief Executive Officer,U.S. Industries,
                 Inc.; Director of Lincoln National Corporation



Frederick W. Zuckerman, 62
                                                     1984           1999
                 General Partner, Zuckerman ,
                 Firstenberg & Associates,LLC,
                 Investment Bankers and Financial Advisors ;
                 Vice President and Treasurer, IBM Corp.
                 1993-95, Senior Vice President and Treasurer,
                 RJR Nabisco, Inc., 1991-93;
                 Vice President and Treasurer, Chrysler
                 Corporation, 1981-90;Director of
                 The Japan Equity Fund; Meditrust; Designer
                 Holdings, Inc.; The Singapore Fund; NVR
                 Corporation;Pantone, Inc.;
                 Olympic Financial Ltd.; Caere Corporation.

                                                  Served as        Term
                                                Director Since    Will
                                             or During           Expire
                  Principal Occupation          the Period
Name and Age      and Other Directorships


Directors expected to be elected by holders of Series C
Preferred Stock:

Heinrich Baumann-Steiner, 55
                                                1992                1998
                  Chairman and Managing Director,
                  Karl Steiner Holding AG; Vice
                  Chairman and Managing Director,
                  Karl Steiner AG (an affiliate of
                  Karl Steiner Holding AG)

A. Gary Fieger, 69
                                                1992           1998
                  President, Fieger International
                  and A. Gary Fieger Associates, Inc.;
                  Former President and Chief Executive
                  Officer, Hammerson Property Corporation

Peter K. Steiner, 51
                                                1992           1998
                  Vice Chairman and Managing Director,
                  Karl Steiner Holding AG; Chairman
                  and Managing Director, KarlSteiner AG
                  (an affiliate of Karl Steiner Holding AG)

(1) In keeping with the Company's policy with regard to directors who are 70 years old or older. although Mr.
Gravette
was elected for a three year term, Mr. Gravette has committed that he will resign effective at the time of anyAnnual Meeting of Stockholders unless the Board of Directors requests that he serve for the year following that Annual Meeting of Stockholders.

     Non-employee members of the Board of Directors are paid annual fees of $21,000, plus $1,000 and travel expenses for each meeting attended. Non-employee chairmen of committees of the Board of Directors receive additional annual fees of $2,100. Employee members of the Board of Directors do not receive any directors' fees. During 1996, the Board of Directors held twelve meetings. Each director attended at least 75% of the meetings of the Board of Directors and of each Committee of which he was a member.

     On November 11, 1994, the Board of Directors adopted the Directors' Retirement Plan (the "Directors Plan"). Under the Directors Plan, each person who is a non-employee Director will be entitled to receive, beginning on the later of the person's seventieth birthday or the time the person ceases to be a Director, annual benefits equal to the annual fee paid to non-employee Directors, reduced proportionally to the extent a Director served for less than five years. If there is a change of control of the Corporation, all Directors at the time of the change in control will be presumed to serve for five years and will receive full benefits.

     The Committees of the Board of Directors include an Executive Committee, a Compensation and Stock Option
Committee, an Audit Committee, and a Committee on Corporate
Governance (formerly the Committee on Directors' Affairs).

     The members of the Executive Committee are Messrs.
Gravette (Chairman), Ehlers, Lomo, Moore, Parmelee, and
Zuckerman. The Executive Committee may exercise the authority of the Board during the intervals between the meetings of the Board, except in respect of certain matters specified in the Corporation's By-Laws. The Executive
Committee met once during 1996.

     The Compensation and Stock Option Committee, which is composed of Messrs. Zuckerman (Chairman), Fieger, Lomo, Moore, Walker and Whitney, approves the salaries of all executive officers of The Turner Corporation (other than the Chairman and President, whose salaries are approved by the Board), makes or recommends awards under the Corporation's Executive Incentive Compensation Plan and authorizes the grant of stock options under the Corporation's stock option plans. The Committee also reviews senior management organizational plans. The Committee met three times in 1996.

     The Audit Committee, which is composed of Messrs. Lomo (Chairman), Ehlers, Steiner, Walker, and Whitney, recommends the firm of independent public accountants to act as the Corporation's independent auditors, confers with the Corporation's independent auditors as to the scope of their proposed audit, reviews the findings and recommendations of the independent auditors, reviews with the Corporation's accounting personnel the auditors' recommendations regarding the Corporation's financial controls, procedures and practices, and reviews the Corporation's compliance with its operating policy statement. The Committee met three times during 1996.

     The Committee on Corporate Governance (formerly the Nominating Committee and more recently the Committee on Directors' Affairs), which is composed of Messrs. Moore (Chairman), Baumann-Steiner, Ehlers, Gravette, Parmelee, Walker and Whitney, selects and recommends nominees for directorships to the Board. Pursuant to a resolution adopted by the Board in 1989, the Committee, in nominating members of the Board for reelection, will consider any material changes which have occurred in their employment relationships, memberships on other boards and other circumstances affecting their availability for and participation in board activities, and any material changes which have occurred in the Corporation's business or affairs. The Committee on Corporate Governance also establishes goals and objectives for the Board of Directors and appraisal processes for the CEO, the full Board and individual Directors. The Committee met three times in 1996.



     As of March 24, 1997, the Corporation's directors (including nominees), its five highest compensated executive officers (including its Chief Executive Officer) and its directors and officers as a group, beneficially owned the following numbers of shares of common stock of the
Corporation:


Title of Class    Name of Beneficial Owner      Amount and     Percent of
                                                Nature of      Class(6)
                                        Beneficial Ownership(1)
Common Stock   Heinrich Baumann-Steiner             6,000 (2)
Common Stock   Anthony C. Breu                     11,198
Common Stock   Walter G. Ehlers                    26,000
Common Stock   A. Gary Fieger                       9,000 (3)
Common Stock   Ellis T. Gravette, Jr.              14,500
Common Stock   Ralph W. Johnson                    23,940
Common Stock   Leif Lomo                            9,000
Common Stock   Charles H. Moore, Jr.                7,000
Common Stock   Harold J. Parmelee                  69,263         1.3%
Common Stock   David J. Smith                       9,000
Common Stock   Peter K. Steiner                 1,626,500 (4)    23.7%(7)
Common Stock  Gordon A. Walker                     17,100
Common Stock  John O. Whitney                      14,000
Common Stock  Frederick W. Zuckerman                7,000
Common Stock  Directors and Officers as a Group
                (19 persons)                    1,879,926(4)(5)  26.7%(7)
__________________
 (1) Includes shares issuable on exercise of currently exercisable stock options as follows: Ellis T. Gravette, Jr., 6,000, Harold J. Parmelee, 52,940; David J. Smith,
8,800; Ralph W. Johnson 16,640, Anthony C. Breu 9,998, all non-employee directors, 6,000 each. Does not include
847,925 shares issuable on conversion of Series B ESOP shares or shares issuable on exercise of options which were not currently exercisable.
(2) Does not include 1,000,000 shares of common stock issuable on conversion of Series C Preferred Stock, 600,000 shares of common stock issuable on conversion of Series D
Preferred Stock, which itself is issuable on conversion of an 8.5% Debenture, or 20,500 shares of Common Stock, held by Karl Steiner Holding AG. Heinrich Baumann-Steiner is the
Chairman of Karl Steiner Holding AG and his wife is the beneficial owner of 50% of the shares of that company.
 (3) Includes 3,000 shares owned by A. Gary Fieger
Associates, Inc., of which Mr. Fieger is the President and sole owner.
 (4) Includes 1,000,000 shares of common stock issuable on conversion of Series C Preferred Stock, 600,000 shares of common stock issuable on conversion of Series D Preferred
Stock, which itself is issuable on conversion of an 8.5%
Debenture, and 20,500 shares of Common Stock, held by Karl
Steiner Holding AG. Peter K. Steiner is the Vice Chairman of Karl Steiner Holding AG and the beneficial owner of 50% of the shares of that company.
(5) Includes 174,688 shares issuable on exercise of currently exercisable outstanding stock options.
(6) Unless noted, less than 1%.
(7) Assumes that Karl Steiner Holding AG converts all convertible securities held by it and that no other convertible securities, including Series B ESOP Convertible
Preferred Stock, are converted. If the Series B ESOP
Convertible Preferred Stock were also converted, Mr.
Steiner's beneficial ownership would be
21.0%.

The following persons are known by the Corporation to have owned beneficially more than 5% of any of the Corporation's voting securities as of March 24, 1997

Title of Class      Name and Address of      Amount and Nature      Percent
                    Beneficial Owner          Of Beneficial         of Class
                                               Ownership

Common Stock   The Turner Corporation              775,000             14.7%
               Employees' Retirement Plan
               375 Hudson Street
               New York, New York  10014
Common Stock   Granite Capital                     380,800             7.2%(1)
               East 56th Street, 25th Floor
               New York City, New York 10022
Common Stock   Dimensional Fund Advisors Inc       348,232            6.6%(1)
               1299 Ocean Avenue
               Santa Monica, California 90401
Common Stock   The Records Co., A Limited          375,900             7.1%(1)
                 Partnership
                c/o Midland Financial Co.
                501 West I-44 Road
                Oklahoma City, Oklahoma 73118

Series B ESOP   The Turner Corporation Employee    847,925            100%(1)
Convertible        Stock Ownership Plan
Preferred Stock 375 Hudson Street
                New York, New York  10014
Series C        Karl Steiner Holding AG              9,000            100%(2)
Preferred Stock Hagenholzstrasse 60
                CH-8050 Zurich
                Switzerland
(1)Information is from Schedules 13D, F,G
(2)The 9,000 shares of Series C Preferred Stock are convertible into 1,000,000 shares of Common Stock, which, based upon the shares outstanding on March 24, 1997, would be 16.0% of the
outstanding Common Stock after conversion of all the Series
C Preferred Stock.  Karl Steiner Holding AG also owned
20,500 shares of Common Stock and a Debenture which is
convertible into 6,000 shares of Series D Preferred Stock,
which, if issued, would be convertible into 600,000 shares
of Common Stock.  If all the shares of Series C Stock and
Series D Stock had been converted, on March 24, 1997, Karl
Steiner Holding AG would have owned 23.6% of the outstanding
Common Stock, assuming no conversion of the Series B ESOP
Convertible Preferred Stock, and 21.0% of the outstanding
Common Stock if all of the Series B ESOP Convertible
Preferred Stock had been converted.
     The shares of Series B ESOP Convertible Preferred Stock
vote together with the Common Stock on all matters,
including election of directors, with each share of Series B
ESOP Convertible Preferred Stock entitled to one vote.  The
Series B ESOP Convertible Preferred Stock will constitute
13.9% of the shares entitled to vote in the election of
directors.     The holders of the Series C Preferred Stock,
voting separately, are entitled to elect three directors
(declining to no directors if the outstanding Series C
Preferred Stock is less than a specified portion of the outstanding voting stock on a fully diluted basis). While the holders of the Series C Preferred Stock are entitled to elect any directors, they cannot vote the Series C Preferred
Stock with regard to directors to be elected by the holders of the Common Stock. If the holders of the Series C
Preferred Stock become no longer entitled to elect directors as a separate class, they will be entitled to vote as part of the same class as the Common Stock and the Series B ESOP
Convertible Preferred Stock, and will be entitled to 1,000 votes for each 9 shares of Series C Preferred Stock (a total of 1,000,000 votes for the entire 9,000 shares). The holders of the Series C Preferred Stock are at all times entitled to 1,000 votes for each 9 shares of Series C
Preferred Stock with regard to all matters other than the election of directors. Peter K. Steiner, who is a director of the Corporation, is the Vice Chairman, and the beneficial owner of 50% of the shares of Karl Steiner Holding AG.
Esther Baumann-Steiner, who is the sister of Peter K.
Steiner and the wife of Heinrich Baumann-Steiner, is the beneficial owner of the other 50% of the shares of Karl
Steiner Holding AG. Mr. Baumann-Steiner, who is a director of the Corporation, is the Chairman of Karl Steiner Holding
AG.

     Karl Steiner Holding AG acquired the 9,000 shares of Series C Preferred Stock from the Corporation in July 1992 for $9 million. At the same time, it acquired 6,000 shares of Series D Preferred Stock from the Corporation for $6 million. Shortly after that it exercised a contractual right to exchange the Series D Preferred Stock for an 8 1/2% Debenture of the Corporation in the principal amount of $6 million. In connection with those transactions, Karl Steiner Holding AG and the Corporation executed an agreement which gives each of them options under certain circumstances to purchase or sell Preferred Stock or Common Stock from or to the other of them.

     Karl Steiner Holding AG and the Corporation each owns
50% of Turner Steiner International S.A. ("TSI"), an entity they formed to engage in construction-related activities in most of the world, other than North and Central America, Switzerland, Germany, France, Austria and Japan. During
1996, the Corporation made employees and space available to TSI (for which the Corporation was paid $150,000 plus reimbursement for out-of-pocket expenses), the Corporation guaranteed obligations of TSI with regard to a construction contract, letters of credit and a line of credit, and the Corporation from time to time made working capital loans to TSI (at December 31, 1996, the outstanding balance of these loans, including the balance from prior years and accrued interest, was $6,490,486). These guarantees and loans were matched by Karl Steiner Holding AG.

     Ellis T. Gravette, Jr. is a director of MidFirst Bank, SSB, the lender of a $5 million secured term loan to Turner Development Corporation, a subsidiary of the Corporation.
 .
     A. Gary Fieger owns 35%, and the Corporation owns 30%, of a limited liability company which is engaged in building diagnostics.

Section 16(a) Beneficial Ownership Reporting Compliance

A. Gary Fieger, a Director of the Corporation, was 146 and 85 days late respectively, in filing a Form 5 (Amended) with the Securities and Exchange Commission regarding two purchases of 1,000 shares each on September 16, 1996 and November 19, 1996, and 54 days late in filing a Form 5 (Amended) with the Securities and Exchange Commission regarding the purchase of 400 shares and 600 shares on December 16, 1996 and December 17, 1996 respectively. These shares were purchased in the name of A. Gary Fieger Associates, Inc., of which Mr. Fieger is President and sole owner.

Leif Lomo, a Director of the Corporation, was 12 days late in filing a Form 4 with the Securities and Exchange Commission regarding a purchase of 2,000 shares on October 29, 1996.


REMUNERATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual compensation, long-term compensation and all other compensation during each of the three years ended December 31, 1996, for the Corporation's chief executive officers and for the four additional most highly compensated executive officers for the year ended December 31, 1996.


                          SUMMARY COMPENSATION TABLE

                             Annual Compensation   Long-Term Compensation
                                                      Awards      Payouts
                                                    Securities
                             Other    Restricted     Underlying
                             Annual     Stock        Options/    LTIP  All Other
Name and        Salary Bonus Compen-   Award(s)      SARs(1)   Payouts Compen-
 Principal Year ($)(2)  ($)  sation    ($)(3)         #                sation
Position                       ($)                               ($)    ($)(4)

Ellis T.
Gravette,  1996  259,091  0    NONE       0           1,000    NONE      0(6)
 Jr.(5)
Chairman and
Chief Executive Officer

Harold J.
Parmelee   1996  367,700  0    NONE     1,931         3,000     NONE  55,339(6)
President  1995  343,950  0             1,832         3,000           65,718
           1994  322,500 50,000         1,481         3,000           44,377
David J.
Smith      1996  219,592  0    NONE       697         1,500     NONE  16,904(6)
Senior Vice1995  205,825  0               722         1,500           26,435
President,
Chief      1994  190,000 25,000           747         1,800                0
Adminis-
trative
Officer and
Assistant Secretary

Ralph W.
Johnson    1996  211,500  0    NONE     1,682         1,500     NONE  31,623(6)
Senior Vice1995  202,375  0             1,605         1,500           34,640
President  1994  184,000 23,000         1,341         1,500           26,359

Anthony C.
Breu       1996  149,150  0    NONE     1,393           800     NONE  16,988(6)
Vice Pres-
ident      1995  142,800  0             1,354           800           18,372
and Assis-
tant to    1994  131,000 15,000         1,059           800           14,286
the
Chairman

Alfred T.
McNeill(7) 1996  288,333  0   $137,500  1,931         3,000   NONE 2,133,413(7)
Former
Chairman   1995  437,700  0             1,481         3,000            86,462
and Chief  1994  410,000 75,000         1,908         3,000            55,806
Executive Officer
________________
 (1)   The Corporation has
not granted any stock appreciation rights
 (2) Until 1995, the annual salaries of all staff employees,
other than officers, included a holiday           supplement
equal to 1/2 month's pay. Effective in 1995, officers also
received this automatic  addition to their annual pay
(3)  Restricted Stock Awards consist of allocations under
the  Employee Stock Ownership Plan      ("ESOP"). The
aggregate number allocated, as of December   31, 1996, to
Messrs. Parmelee,   Smith, Johnson, Breu and McNeill was
756, 120, 628, 483  and 756 shares respectively, valued
          at$14,371, $2,274, $11,926, $9,175 and $14,371
respectively. Dividends are used to  pay  the     ESOP loan.
Mr. Gravette was not eligible  toparticipate in the ESOP.
(4)  Consists of matching contributions by the Corporation
to its 401(k) plan, contributions to the     Corporation's
defined benefit  plan / the   Employees' Cash Balance
Retirement Plan and      supplemental payments to retirement
accounts.
(5)  Mr. Gravette was employed  by  the Corporation
effective August 9, 1996.
(6)  Estimated
(7)   Mr. McNeill resigned his position with the Corporation
effective August 9, 1996.  Other Annual      Compensation
consists of $137,500  paid to Mr.McNeill in connection with
his resignation. All     Other Compensation includes
payments to Mr. McNeill shortly after his resignation of
$478,280  with regard to the Corporation's Supplemental
Executive Retirement Plans, $71,063 for cancelling     stock
options, $912,500 for an agreement not to solicit or hire
employees of the Company or to     disparage the Company, up
to $3,000 as reimbursement for financial planning expenses
and up to      $60,000 as reimbursement for legal expenses.
At the time of Mr. McNeill's resignation, the     Company
retained him as a consultant for five years at a fee of
$250,000 per year, purchased an    apartment in New York
City from Mr. McNeill for $650,000, transferred to
Mr.McNeill a car    valued at $21,570 and agreed to provide
medical benefits and life insurance to Mr. McNeill untill
2001.

     The following table sets forth certain information with regard to options granted during the fiscal year ended December 31, 1996 and potential realizable values. No stock appreciation rights (SARs) were granted during that year.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
              Number of      Percent of Total              Potential
             Securities      Options/SARs  Exercise      Realizable Value
             Underlying     Granted to    or Base         at Assumed Annual
             Options/SARs    Employees     Price Expiration Rates of Stock Price
             Granted(#)   in Fiscal Year  ($/sh) Date    Appreciation For Option
Name                                                     Term (5%)      (10%)
Ellis T.
Gravette, Jr.(1)  1,000          (1)    11.3100  7/01/06   $18,423    $29,335
Harold J. Parmelee3,000          3.60%  $8.6875  3/08/06   $42,453    $67,599
David J. Smith    1,500          1.80%  $8.6875  3/08/06   $21,227    $33,800
Ralph W. Johnson  1,500          1.80%  $8.6875  3/08/06   $21,227    $33,800
Anthony C. Breu     800           .96%  $8.6875  3/08/06   $11,609    $18,026
Alfred T.
 McNeill (2)      3,000          3.60%  $8.6875      (2)       (2)       (2)

     The following table sets forth certain information with regard to exercises of options during 1996 and options held at December 31, 1996.

note!! footnotes for this table are the last row of the
table!!
    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                             FISCAL YEAR-ENd OPTION/SAR VALUES
                    Number of Securities Underlying
                             Unexercised               Value of Unexercised
                          Options/SARs at              in-the-Money
                         Fiscal Year-End(3)               Options/SARs
     Shares Acquired Value (#)                       at Fiscal Year-End(4)($)
      Acquired on    Realized    Exercisable(E)/              Exercisable(E)/
      Exercise                   Unexercisable( U)            Unexercisable( U)
Name
Ellis T.
Gravette, Jr   0       0           6,000 (E)                 $5,563 (E)
                                       0 (U)                      0 (U)
Harold J.
Parmelee       0       0          49,940 (E)                 $49,117 (E)
                                   3,000 (U)                   4,688 (U)

David J. Smith 0       0            7,300 (E)                $17,559 (E)
                                    1,500 (U)                  2,344 (U)
Ralph W.
Johnson        0       0           15,140 (E)                $13,362 (E)
                                    1,500 (U)                  2,344 (U)

Anthony C.
Breu           0       0            9,198 (E)                $7,100 (E)
                                      800 (U)                 1,250 (U)
Alfred T.
 McNeill (2)   0       0               0 (E)                      0 (E)
                                       0 (U)                      0 (U)

(1)  Mr. Gravette was granted an option for 1,000
shares on July 1, 1996 while he was a non-employee director.
(2)  When Mr. McNeill resigned his position with the
Company,  he received $71,063 for cancelling      options to
purchase 30,000 shares of common stock.
(3)  The Corporation has not granted any SARs
(4)  Includes only those options whose exercise prices are
lower than the closing price of $10.25  on   December 31,
1996.


     The Corporation or its subsidiaries have entered into change of control agreements with a number of their executive officers, including the executive officers named above. These agreements expire on November 25, 1997. They provide that in the event of "termination" (as defined) of an executive's employment after a "change of control" (as defined) of the Corporation, the executive will be entitled to receive a lump sum payment equal to 2.99 years' (in the case of nine senior executives, including Mr. Gravette) or one year's (in the case of other executives) compensation, including average bonus, as well as continued eligibility for certain employee welfare benefits.

Retirement Plans

     Until March 31, 1991, the Corporation had an Employees' Retirement Plan (the "Retirement Plan"), a Supplemental Executive Defined Benefit Retirement Plan, and a Defined Benefit Retirement Equalization Plan under which an employee would receive retirement benefits under a formula based upon years of service, salary during the years preceding retirement and the Social Security wage base. Effective March 31, 1991, the Corporation curtailed these Retirement Plans, so that no years of service or salary past that date would be considered in determining retirement benefits. This froze the benefits employees who continued working for the Corporation past March 31, 1991 will receive under these Retirement Plans. The annual benefits Messrs. Parmelee, Johnson and Breu will receive under the Retirement Plan, the Supplemental Executive Defined Benefit Retirement Plan and the Defined Benefit Retirement Equalization Plan, assuming retirements at age 65, will be $131,730, $85,594, and $23,126 respectively. Mr. Gravette and Mr. Smith were employed after March 31, 1991.

     Effective April 1, 1991, the Corporation instituted a new defined contribution plan, the Employee's Retirement Income Plan (the "Income Plan") to replace the Retirement Plan. Effective December 31, 1993, the Corporation froze the benefits under the Income Plan. There will be no further contributions to the Income Plan. The lump sum benefits (as of January 31, 1995), that Messrs. Parmelee, Johnson and Breu had accrued under the Income Plan were $51,986, $50,582 and $22,165, respectively. Mr. Gravette and Mr. Smith were not eligible for the Income Plan. The Income Plan benefits were transferred to the Tax Deferred Savings Plan, 401(k), as of February 1, 1995.

     The Income Plan lump sum benefits (shown above) do not include the non-qualified Supplemental Plan benefits associated with the Income Plan which are to date for Mr.
Parmelee and Mr. Johnson  $62,317 and $ 8,447 respectively.

     Effective January 1, 1994, the Corporation introduced the Employees' Cash Balance Retirement Plan (the "Cash
Balance Plan"), a defined benefit plan, to replace the Income Plan. Amounts contributed to the Cash Balance Plan during 1996 for the Chief Executive Officer and the other four executive officers who comprise the five highest compensated executive officers of the

Corporation, are included in the column captioned "All Other Compensation" in the Summary Compensation Table. The estimated lump sum benefits Messrs. Parmelee, Smith, Johnson, and Breu will receive under the Cash Balance Plan, assuming no change in their current salary levels, a fixed rate of return of 4.5% and retirement at age 65, will be:
$462,353, $191,328, $254,166 and $466,146 respectively. Mr.
Gravette is not yet eligible to participate in the Cash
Balance Plan.


COMPENSATION COMMITTEE REPORT

To the Shareholders of The Turner Corporation

     The purpose of this report is to describe the compensation policies applied by the Compensation Committee of the Board of Directors of The Turner Corporation with regard to the Corporation's executive officers and the basis for the compensation of Ellis T. Gravette, Jr., the Chief Executive Officer of the Corporation, for the year ended December 31, 1996.

     In 1989, the Compensation Committee and the management of the Corporation undertook a review of the Corporation's policies for compensating its senior executives. With the approval of the Compensation Committee, the Corporation hired Towers Perrin to assist in this review.
Representatives of Towers Perrin worked with management to develop possible compensation programs, and then met privately with the Compensation Committee to discuss them.

     As a result of the review, the Compensation Committee recommended, and the Board of Directors adopted, a four pronged compensation program, designed to reward senior executives for both long term and short term achievements on behalf of the Corporation and its stockholders. Subsequently, one of the four prongs, the Stockholder Gain Award, terminated. Accordingly there are now three elements to the compensation program for senior executives, which are:

         Base Salary the fundamental compensation to a senior executive for fulfilling his or her job responsibilities.

         Executive Incentive Compensation Plan a reward for achieving or exceeding corporate and individual goals established with regard to each senior executive at the beginning of each year.

         Stock Options stock options enable key employees to profit from increases in the price of the Corporation's stock. The Corporation has had stock option plans since its shares first were sold to the public in 1969. However, in connection with the 1989 review, it was decided that stock options would be awarded uniformly to all officers of the Corporation and its subsidiaries holding similar positions.


     In June 1996, when the The Stockholder Gain Award Plan terminated, the Compensation Committee asked management to provide its view on whether the plan was effective and to provide possible alternative criteria for stock awards. Because of a change in the Company's Chief Executive Officer in August 1996, this has not yet been done.

     Each year the Compensation Committee reviews recommendations from management as to base salaries of senior executives (other than the Chief Executive Officer and the President), total awards to senior executives under the Employee Incentive Compensation Plan and numbers of stock options to be awarded to executives in particular positions. It then makes recommendations to the entire Board as to the following year's salaries of the Chief Executive Officer and of the President, the total amount (as a percentage of the Corporation's earnings) to be awarded under the Executive Incentive Compensation Plan and the portions of that total amount to be allocated to the Chief Executive Officer and the President. In addition, it determines, without action of the Board, the following year's salaries of senior executives other than the Chief Executive Officer and the President, and the portion of the total amount awarded under the Executive Incentive Compensation Plan (the "EIC Plan") to be allocated to each of those senior executives.

          In March 1996, the Compensation Committee reviewed with management the policies regarding compensation of senior executives. It discussed possible types of bonuses for executives who had rendered outstanding service, but ultimately left it to management to determine the form these bonuses would take. It approved promotions recommended by management and management's recommendations regarding stock options. It also approved management's recommendations regarding 1996 salaries for senior executives. In doing this, the Compensation Committee reaffirmed that management is principally responsible for compensation decisions, except with regard to the Chief Executive Officer and the President. Consistent with this, it authorized management to make any changes it deemed appropriate in salaries which had not been presented to the Compensation Committee. The Compensation Committee expressed general approval of the fact that recommended salary increases were based on individuals' performance, not solely on the positions held by them.

          The Compensation Committee reviewed and approved a revised form of Change of Control Agreement to be entered into with senior executives when the then current agreements expired in June 1996. It recommended that a provision be added requiring the Company to provide letters of credit promptly after a change in control to assure senior executives they would receive the payments called for in the Change of Control Agreements without having to resort to litigation.

          In its discussion of salaries for the Chief
Executive Officer and the President, the Compensation Committee noted a request of the then Chief Executive Officer that the difference between his salary and that of the President be reduced or eliminated. The Compensation Committee decided that the Chief Executive Officer should receive a higher salary than the President in recognition of the additional responsibility the Board of Directors places on the Chief Executive Officer. With regard to 1996, the Compensation Committee discussed the fact that neither the then Chief Executive Officer nor the President had received salary increases in 1995. Its members agreed that the loss of a contract appeal relating to a project which was completed in 1987 was not relevant to the compensation of the Chief Executive Officer or the President, even though it significantly affected 1995 earnings. However, the Compensation Committee felt the Chief Executive Officer and the President had to take some responsibility for losses on a project in Minneapolis which also negatively affected 1995 earnings. On the other hand, it was noted that the then Chief Executive Officer had guided the Company through a very difficult period, that both the restructuring undertaken in 1993 and 1994 and the cash management program undertaken in 1995 had resulted in major benefits to the Company and that the negative impact of the real estate acquired in the early 1980's had essentially been eliminated. Based upon all those factors, the Compensation Committee recommended that the 1996 salary of the Chief Executive Officer be increased to $440,000 (a $20,000 increase) and that the 1996 salary of the President be increased to $360,000 (a $30,000 increase). It noted this would result in at least some reduction of the differential between the two salaries.

          On August 9th, Alfred T. McNeill resigned his position as Chief Executive Officer of the Corporation. The Company provided Mr. McNeill a severance package whose terms were negotiated. The Board appointed an interim Chief Executive Officer and at that time the Compensation Committee recommended that the salary of the interim Chief Executive Officer be at the same rate as that which was being paid to Mr. McNeill. Subsequently, at the full Board meeting 10 days later, it was decided that the new Chief Executive Officer's salary should be increased to make it more commensurate with salaries of chief executive officers of other comparably sized companies and in consideration of the need for him to relocate to New York, his salary was fixed at $600,000 per year.

          In  September of 1996, there was a restructuring
of several of the management positions as part of a program
instituted by the new Chief Executive Officer. The Company,
consistent with the authority granted to it by the
Compensation Committee, granted increases to several
officers in recognition of their new  duties and
responsibilities.
   .

     FREDERICK W. ZUCKERMAN
     A. GARY FIEGER (as of 8/9/96)
LEIF LOMO (as of 6/14/96)
CHARLES H. MOORE, Jr.
GORDON A. WALKER
ELLIS T. GRAVETTE, Jr. (until 8/9/96)
JOHN  O. WHITNEY

                     The Turner Corporation
               Comparison of Five-Year Cumulative Return
               Turner vs. AMEX and Construction Peer Group

Year      Turner        Amex       Construction Peer Group
1991      100            100            100
1992      116            100            99
1993      126            121            97
1994      110            132            104
1995      134            139            117
1996      164            148            109

Companies in Peer Groups weighted by market capitalization: indexed to 100 at December 31, 1991. Dividends reinvested
over period.   The Turner Corporation has one active
business segment: Construction. The Construction Peer Group is made up of companies with market capitalizations of not more than $500 million who are engaged primarily in providing construction/engineering services for business sectors other than home building and infrastructure: Guy F. Atkinson of California, Michael Baker Corp., Perini Corp., and Stone & Webster Inc. The Construction Peer Group has dropped CRSS Inc., which no longer meets the group criteria.
     Until 1996, the chart included a Real Estate Peer Group. Since the Company has substantially reduced its real estate holdings over the past five years and its real estate holdings no longer have significant impact on the Company's earnings, the Company decided it would no longer be relevant to compare the Company to a Real Estate Peer Group.


     INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP was appointed by the Board of Directors, with the recommendation of the Audit Committee, as independent public accountants to audit the accounts of the Corporation and its subsidiaries for 1996. A representative of Arthur Andersen LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires to do so. That person will be available to answer appropriate questions.

     Arthur Andersen LLP rendered the following services to the Corporation in 1996: reading of unaudited quarterly financial information, assistance and consultation in connection with filings with the Securities and Exchange Commission and with various other governmental and regulatory agencies, consultation in connection with various tax and audit-related accounting matters, contract audit and tax services.


     GENERAL


     The enclosed proxy is solicited by the Board of Directors of The Turner Corporation to be voted at the 1997
Annual Meeting of Stockholders. All shares represented by proxies delivered prior to the meeting will be voted in the manner specified on the proxies. If no vote is specified, and the proxy does not show that the stockholder wants to abstain or that for any other reason the shares are not to be voted, proxies will be voted for the nominees for directorships named above. Any stockholder who signs and returns a proxy may revoke it at any time prior to the vote by notifying the Secretary in writing. A vote in person at the meeting will revoke a proxy as to the matters voted upon. However, the presence of a stockholder at the meeting will not revoke a proxy as to matters on which the stockholder does not vote in person.

     The Board of Directors has no reason to believe that any nominee for a directorship will be unable to serve if elected. If any nominee should become unable to serve, proxies may be voted for the election of another person designated by the Board of Directors.

     The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. If other matters do properly come before the meeting, the persons named in the proxies will have authority to vote in accordance with their judgment.

     Stockholders of record at the close of business on March 24, 1997 will be entitled to vote at the meeting. At the close of business on March 24, 1997, the Corporation had outstanding 5,261,307 shares of Common Stock and 847,925 shares of Series B ESOP Convertible Preferred Stock. The Common Stock and the Series B Stock are voted as a single class. Each share of Common Stock and each share of Series B Stock outstanding on March 24, 1997 is entitled to one vote.

     In addition to the distribution of proxy material by mail, directors, officers and employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person. The cost of all such solicitations will be borne by the Corporation. The Corporation will reimburse brokerage houses, custodians, nominees and fiduciaries for expenses in forwarding solicitation material to beneficial owners. The Corporation has retained D. F. King & Co. to assist in the solicitation of proxies. The fee of that firm is estimated not to exceed $9,000 plus out-of-pocket costs and expenses.

AS PER ATTY REQUEST - THIS SECTION WITH BLOCK PROTECT ON SO
TO KEEP PRINT ON THE SAME PAGE. (BUT DO NOT INSERT HARD PAGE
CODE !!!!)     NEXT ANNUAL MEETING

     Proposals of security holders intended to be presented at the 1998 annual meeting must be received by The Turner
Corporation by December 2, 1997 for inclusion in the proxy statement and form of proxy relating to that meeting.

                         By Order of the Board of Directors

                                   THE TURNER CORPORATION

                                        SARA J. GOZO
                                        Secretary


March 31, 1997

THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS INCLUDES A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. ANYONE ENTITLED TO VOTE AT THE MEETING WHO DID NOT RECEIVE A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS MAY OBTAIN A COPY WITHOUT COST BY REQUESTING IT FROM THE SECRETARY OF THE COMPANY AT THE ADDRESS SPECIFIED ON THE FIRST PAGE OF THIS PROXY STATEMENT.











/x/

Please mark your
votes as in this
example.

5184

If not otherwise specified, this Direction will be voted for the election of the nominees named below.

The Board of Directors recommends a vote FOR the below matters.

1.   Election of Directors.

FOR       withheld
/ /       / /

To withhold authority to vote for an individual nominee,
list that nominee+s name on the line below:
     (Nominees:     Walter G. Ehlers,  John O. Whitney)

2. In their discretion upon any other matter that may properly come before the meeting.

Do you plan to attend the Annual Meeting?

YES  NO
/ /  / /

these voting instructions are solicited
by the trustee of
the employee stock ownership plan

Please sign exactly as name appears at the left.

SIGNATURE(S)   DATE

Detach Voting Instructions Card Here

Annual Meeting
of
The Turner Corporation
Stockholders
Friday, May 9, 1997
11:00 a.m.
TheAmerican Stock Exchange
13th Floor Boardroom
86 Trinity Place
New York, NY 10006

AGENDA
       Election of three directors
       Report on the progress of the corporation
       Discussion on matters of current interest
       There will be no reception following the above stated agenda.
It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the voting instructions card above.

THE TURNER CORPORATION
Voting Instructions Solicited on Behalf of the Board of
Directors of the Company for the Annual Meeting of Stockholders, May 9, 1997
To the Trustees - Employee Stock Ownership Plan of The
Turner Corporation
The undersigned hereby directs State Street Bank and Trust
Company, Trustee, to vote as stated herein all shares allocated to the account of the undersigned at the Annual
Meeting of Stockholders to be held on May9, 1997 at 11:00
A.M. Eastern Daylight Saving Time, and at any adjournments thereof, upon the matters set forth in the notice of such meeting. The Trustee shall vote as checked upon the following matters, more fully set forth in the Proxy
Statement, and otherwise in their discretion.
1. Election of Directors, Nominees:
Walter G. Ehlers,  John O. Whitney

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors+ recommendations. Your instructions cannot be accepted unless you sign and return this card.

SEE REVERSE SIDE
/ /

Detach Voting Instructions Card Here

ANNUAL MEETING OF STOCKHOLDERS
MAY 9, 1997, 11: 00 A.M.
American Stock Exchange
13th Floor Boardroom
86 Trinity Place
New York, NY 10006
/x/


____________________________________________________________
_________________________


Please mark your
votes as in this
example.

0108

If not otherwise specified, this proxy will be voted for the election of the nominees named below.

The Board of Directors recommends a vote FOR the below matters.

1.   Election of Directors.
     FOR       withheld
     / /       / /

To withhold authority to vote for an individual nominee,
list that nominee+s name on the line below:
     (Nominees:     Walter G. Ehlers,  John O. Whitney)

2. In their discretion upon any other matter that may properly come before the meeting.

     Do you plan
     to attend the Annual Meeting?

     YES  NO
     / /  / /

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

Please sign exactly as name appears at the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

    SIGNATURE(S)    DATE

Detach Proxy Card Here

Annual Meeting
of
The Turner Corporation
Stockholders
Friday, May 9, 1997
11:00 a.m.
TheAmerican Stock Exchange
13th Floor Boardroom
86 Trinity Place
New York, NY 10006

AGENDA
       Election of two directors
       Report on the progress of the corporation
       Discussion on matters of current interest
       There will be no reception following the above stated agenda
It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above.

P
R
O
X
Y

PROXY
THE TURNER CORPORATION
Annual Meeting of Stockholders, May9, 1997

The undersigned hereby appoints Ellis T. Gravette, Jr. and Sara J. Gozo and each of them, with full power of substitution, as attorneys and proxies for the undersigned to appear at the Annual Meeting of Stockholders of The Turner Corporation to be held on May 9, 1997 at 11:00 A.M. Eastern Daylight Saving Time, and at any adjournments of that meeting, and at that meeting to act for the undersigned and vote all shares of common stock of The Turner Corporation held in the name of the undersigned, with all the powers the undersigned would have if personally present as follows:


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors+ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

SEE REVERSE
SIDE
/ /

Detach Proxy Card Here

Annual Meeting of Stockholders
May 9, 1997, 11:00 a.m.
American Stock Exchange
13th Floor Boardroom
86 Trinity Place
New York, NY 10006



March 31 , 1997


To Participants in the Employee Stock Ownership Plan:


As a participant in The Turner Corporation Employee Stock
Ownership Plan, you have the right to direct the Trustee of the Plan, State Street Bank and Trust Company, as to the manner in which to vote your shares at the Company's Annual
Stockholders Meeting on May 10, 1996. The instructions given by you will be held by the Trustee in strict confidence.

The enclosed Voting Instruction Card can be used to provide your instructions to the Trustee. This Card only covers the shares held in the Employee Stock Ownership Plan for which you are entitled to give direction and is not linked to any other shares of Company stock or related Proxy Cards concerning the Annual Meeting which you may receive.

Your voting direction will apply to those shares allocated to your account as well as to a proportionate number of the shares in the plan not yet allocated to any participant. If you own Turner Corporation Stock outside of the Employee Stock Ownership Plan, you will receive proxy materials covering these shares in a separate mailing.

     Also enclosed is a Proxy Statement that explains the items which will be voted on at the Company's Annual Stockholders Meeting. Please return your completed and signed Voting Instruction Card as quickly as possible, using the envelope provided. Your vote is important and you are encouraged to take advantage of this opportunity to direct the voting of your shares.






Sara J.Gozo
Secretary



April 18, 1997





Dear Stockholder:

Our records indicate that we have not yet received your proxy for the Annual Meeting to be held on May 9, 1997. A proxy card was mailed to you on March 31, 1997, together with a Notice of Annual Meeting,
Proxy Statement and Annual Report.

We believe it is important that your views be represented at the meeting. We are, therefore, enclosing a duplicate proxy and urge you to sign, date and return it today in the enclosed return envelope.

If you have already forwarded your proxy card, we thank you for your cooperation.


Yours very truly,

Sara J. Gozo

Secretary
SJG:dtl